Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fulton Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-05471, No. 333- 05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76594, No. 333-76600, No. 333-76596, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, No. 333-135839, No. 333-145542, No. 333-168237, No. 333-175065, No. 333-189457, No. 333-128894, No. 333-197728, No.333-175065 and No. 333-236579) on Form S-8 and in the registration statements (No. 333-37835, No. 333-61268, No. 333-123532, No. 333-130718, No. 333-156339, No. 333-189459, No. 333-189488, No. 333-156396, No. 333-197730, No. 333-221393 and No. 333-249588) on Form S-3 of Fulton Financial Corporation and subsidiaries of our report dated March 1, 2023, with respect to the consolidated financial statements of Fulton Financial Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 1, 2023